SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SEMELE GROUP, INC.
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SEMELE GROUP, INC.
200 NYALA FARMS
WESTPORT, CONNECTICUT 06880

Supplement, Dated June 22, 2004, to Proxy Statement, Dated June 4, 2004

On June 9, 2004, Robert Lewis, as plaintiff, filed a class and derivative action, captioned Robert Lewis v. Gary D. Engle, James A. Coyne, AFG ASIT Corporation, Equis II Corporation, Semele Group Inc., PLM MILPI Holdings LLC, and AFG Investment Trust C, C.A. No. 497-N, in the Court of Chancery of the State of Delaware, on behalf of a proposed class of investors holding units of beneficial interest in AFG Investment Trust C, against a number of its affiliates, including AFG ASIT Corporation, its managing trustee; Semele Group, Inc., the indirect corporate parent of AFG ASIT Corporation; Gary D. Engle and James A. Coyne, as officers of Semele Group, Inc.; all as defendants, and the Trust as a nominal defendant, requesting the court to, among other things, preliminarily and permanently enjoin the liquidation of the Trust.

The lawsuit is not related to the proposed going private transaction and the subsequent tender offer described in our Proxy Statement mailed to our stockholders on or about June 4, 2004 in respect of a meeting of stockholders scheduled to be held on June 29, 2004.

The plaintiff has alleged, among other things, claims against the defendants on behalf of the Trust for breaches of fiduciary duty and a duty to disclose, as well as breach of the trust agreement that governs the Trust. These allegations relate to a consent solicitation statement mailed by the Trust to its unitholders on or about June 2, 2004, and the transactions described therein. Specifically, plaintiff has asserted that the transactions described in the consent solicitation statement are not entirely fair to minority interest holders in the Trust and represent conflicts of interest with respect to certain defendants. The plaintiff also has alleged that the consent solicitation statement failed to disclose certain information about the MILPI sale transaction and the amendments to the trust agreement, each as described therein, and is materially misleading. In addition, the plaintiff alleges that the managing trustee has breached the trust agreement by acting to dissolve the Trust prior to the occurrence of certain events described in the trust agreement as conditions precedent to the liquidation of the Trust.

The plaintiff has requested that the court preliminarily and permanently enjoin the liquidation of the Trust, the consent solicitation and the MILPI sale transaction and the amendments; certify the lawsuit as a class action and the plaintiff as representative of the class; order corrective supplemental disclosures; award unspecified damages; and such other relief as the court may grant. The defendants deny all of the plaintiff’s allegations and intend to vigorously defend against the lawsuit.

Semele Group Inc.